Return to Form 8-K
Exhibit 99.1

WellCare Announces Closing of Common Stock Offering
TAMPA, Fla. (Aug. 13, 2018) — WellCare Health Plans, Inc. (NYSE: WCG) announced today that on August 10, 2018 it closed an offering of 5,207,547 shares of its common stock at a public offering price of $265.00 per share, which includes the exercise in full by the underwriters of their option to purchase up to an additional 679,245 shares of common stock in the offering. The proceeds to WellCare from the offering were approximately $1.38 billion, before deducting underwriting discounts, commissions and offering expenses.

WellCare expects to use the net proceeds from the offering to fund a portion of the cash consideration for its previously announced acquisition of Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc. and MeridianRx, a pharmacy benefit manager (collectively, “Meridian”) to pay related fees and expenses and for general corporate purposes. If the acquisition is not completed for any reason, WellCare will use the net proceeds from the offering for general corporate purposes.
SunTrust Robinson Humphrey and J.P. Morgan acted as joint book-running managers and as representatives of the underwriters for the offering. Goldman Sachs & Co. LLC, Wells Fargo Securities, BofA Merrill Lynch, MUFG and BTIG also acted as joint book-running managers for the offering.
The public offering was made pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on Form S-3. A final prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov.
Copies of the prospectus supplement and the accompanying prospectus relating to this offering may be obtained from  SunTrust Robinson Humphrey, Inc., Attn: Prospectus Department, 333 Peachtree Road NE, 9th Floor, Atlanta, GA 30326, telephone: 404-926-5744, e-mail: strh.prospectus@suntrust.com; or Goldman, Sachs, & Co., Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 866-471-2526, e-mail: prospectus-ny@ny.email.gs.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About WellCare Health Plans, Inc.

Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. The company served approximately 4.4 million members nationwide as of June 30, 2018.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will” and similar expressions are forward-looking statements. Statements regarding the offering and the acquisition contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to complete the offering and the acquisition in a timely manner or at all (which may adversely affect WellCare’s business), the failure to satisfy the conditions to the consummation of the acquisition (including the receipt of certain governmental and regulatory approvals) and any requirements that may be imposed by governmental or regulatory authorities as a condition to approving the acquisition. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.
Additional information concerning these and other important risks and uncertainties can be found in the company’s filings with the U.S. Securities and Exchange Commission, included under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10K for the year ended December 31, 2017 and in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

CONTACTS:
Investors	Media
Beau Garverick 813-206-2329 beau.garverick@wellcare.com	Chris Curran 813-206-5428 chris.curran@wellcare.com

Matt Humphries 813-206-6096 matt.humphries@wellcare.com